EXHIBIT 10.2

EXECUTION COPY

SECOND LIEN STOCK PLEDGE AND SECURITY AGREEMENT dated as of July 21, 2005, by and between Carrizo Oil & Gas, Inc., a Texas corporation (hereinafter referred to as the “Grantor”), in favor of Credit Suisse, as collateral agent (in such capacity, the “Collateral Agent”), to secure the Indebtedness (as defined below) of the Grantor.

A. The Grantor, CCBM, Inc., a Delaware corporation, the Lenders and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”), and the Collateral Agent are the parties to that certain Second Lien Credit Agreement dated as of July 21, 2005.

B. Pursuant to the Credit Agreement (as defined below), the Grantor has agreed to enter into and execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the Grantor and the Collateral Agent (for the ratable benefit of the Secured Parties) do hereby agree and obligate themselves as follows:

SECTION 1.   Definitions. Any capitalized term defined in the Credit Agreement and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement. In addition, the following terms shall have the following meanings when used in this Agreement:

“Agreement” shall mean this Second Lien Stock Pledge and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time, and any exhibits or attach-ments hereto.

“CCBM” shall mean CCBM, Inc., a Delaware corporation, and its successors and assigns.

“Collateral” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Credit Agreement” shall mean the Second Lien Credit Agreement dated as of July 21, 2005, as amended, restated, supplemented or otherwise modified from time to time, among the Grantor, CCBM, the Administrative Agent, the Collateral Agent and the Lenders.

“Discharge of First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Security Agreement” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Grantor” shall have the meaning assigned to such term in the preamble to this Agreement.

“Indebtedness” shall mean, at any time, (a) all obligations, indebtedness and liabilities, whether now existing or arising in the future, of the Grantor to the Secured Parties or any of them pursuant to a Hedging Agreement or other commodity or price management transaction, (b) obligations of the Grantor under Rate Management Transactions (including all renewals, extensions, modifications, and substitution thereof and therefor) and all cancellations, buy backs, reversals, terminations, or assignments of Rate Management Transactions, and (c) the indebtedness of the Grantor under the Credit Agreement, including principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), costs, expenses and reasonable attorneys’ fees and all other fees, charges, costs, expenses and indemnities for which the Grantor and/or any Guarantor is responsible under the Credit Agreement or under any of the Related Documents, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of July 21, 2005, as amended, restated, supplemented or otherwise modified from time to time, among the Grantor, CCBM, the First Lien Collateral Agent and the Collateral Agent.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pinnacle Shares” shall have the meaning assigned to such term in Section 6(f) of this Agreement.

“Revised Article 9” shall have the meaning assigned to such term in Section 9 of this Agreement.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Hedging Agreement with the Grantor or a Guarantor that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any of the Grantor or any Guarantor under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Securityholders Agreement” shall mean the Securityholders Agreement, dated as of June 23, 2003, by and among Pinnacle Gas Resources, Inc., a Delaware corporation, CCBM, Rocky Mountain Gas, Inc., a Wyoming corporation, each of the CSFB Parties (as defined therein), Peter G. Schoonmaker, a natural person, Gary Uhland, a natural person, each Shareholder (as defined therein) party thereto, the Grantor and U.S. Energy Corporation, a Wyoming corporation.

“Stock Certificate” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

SECTION 2.   Security Interest. (a) To secure the full and punctual payment and performance of all present and future Indebtedness, the Grantor hereby pledges, pawns, transfers and grants to the Collateral Agent (for the ratable benefit of the Secured Parties) a continuing security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

1000 shares of the capital stock of CCBM represented by Certificate No. 1, dated June 29, 2001 (the “Stock Certificate”), registered in the Grantor’s name, together with any additional shares of stock issued by CCBM to the Grantor hereafter as stock dividends, stock splits or otherwise, or shares received as a result of any merger or consolidation of CCBM, all cash, liquidation and other dividends now or hereafter declared thereon, all stock redemption payments and all other monies due or to become due thereunder, all stock warrants, options, pre-emptive rights, rights of first refusal, and other rights to subscribe to, purchase or receive any shares of common stock or other securities now or hereafter incident thereto or declared or granted in connection therewith, and all distributions (whether made in cash, instruments, income, or other property) made or to be made in connection therewith or incident thereto, and all proceeds of all or any of the foregoing, in whatever form.

(b)   The security interest is granted as security only and shall not subject the Collateral Agent and/or the other Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 3.   Delivery of Collateral. The Collateral Agent (or, prior to the Discharge of the First Lien Obligations, the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent) hereby accepts the delivery of the Collateral on behalf of the Secured Parties and on behalf of any future transferee of the Indebtedness. The Grantor will execute and deliver to the Collateral Agent (or, prior to the Discharge of the First Lien Obligations, to the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent) all assignments, endorsements, powers and other documents reasonably requested at any time and from time to time by the Collateral Agent (or, prior to the Discharge of the First Lien Obligations, by the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent) or the Secured Parties with respect to the

Collateral and the rights and powers granted to the Collateral Agent or the other Secured Parties hereunder, and will deliver to the Collateral Agent (or, prior to the Discharge of the First Lien Obligations, to the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent) any stock certificates representing stock dividends on, or stock splits of, any of the Collateral, together with a stock power fully executed in blank.

SECTION 4.   Representations. The Grantor has not performed any acts or signed any agreements (other than the First Lien Security Agreement and the Intercreditor Agreement) which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which would limit any of such terms in any such enforcement. Other than the First Lien Security Agreement, no security agreement or similar or equivalent document or instrument covering all or any part of the Collateral has been executed by the Grantor and remains in effect. No Collateral is in the possession of any Person (other than the Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee (or, prior to the Discharge of the First Lien Obligations, the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent) may have possession of Collateral as contemplated hereby. The Grantor further represents and warrants as follows:

(a)   there are no outstanding options, warrants or similar rights with respect to the Collateral;

(b)   the Grantor has the full power and authority to grant to the Collateral Agent a valid and enforceable perfected and continuing lien on and security interest in the Collateral pursuant to this Agreement;

(c)   the Collateral delivered to the Collateral Agent is fully paid and nonassessable, duly and validly authorized and issued and, upon execution hereof, will be duly and validly pledged to the Collateral Agent in accordance with all provisions of applicable law;

(d)   the Grantor has good and marketable title to, and is the legal and registered owner of, the Collateral, free and clear of all liens, except for the security interest created pursuant to this Agreement, and except for the lien and security interest granted to the First Lien Collateral Agent;

(e)   upon the execution and delivery of this Agreement, the Collateral Agent (for the ratable benefit of the Secured Parties) shall have a valid and enforceable lien on and security interest in and to the Collateral; assuming that the First Lien Collateral Agent, acting as a gratuitous bailee for the Collateral Agent, has possession of the Stock Certificate, such lien and security interest shall constitute a perfected security interest in such Collateral, and except for the lien and security interest granted to the First Lien Collateral Agent, superior to the rights and equitable interests of all other persons in the Collateral;

(f)   the execution, delivery and performance of this Agreement by the Grantor and the granting of a valid and enforceable lien and security interest in the

Collateral will not (i) violate any provision of any law, any judgment, order, rule or regulation of any court, arbitration panel, or other governmental authority, domestic or foreign, or other person, (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which the Grantor is a party or by which any of its properties, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien on any of the properties, assets or revenues of the Grantor, except those in favor of the Collateral Agent as provided herein;

(g)   this Agreement has been duly executed and delivered by the Grantor and constitutes the legal, valid and binding obligation of the Grantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(h)   no registration with or consent or approval of, or other action by, any governmental authority, domestic or foreign, or other person is required (other than such approvals or consents which may have been obtained) in connection with the execution, delivery and performance of this Agreement and the granting of the valid and enforceable lien and security interest in the Collateral in favor of the Collateral Agent;

(i)   the Collateral constitutes not less than 100% of the issued and outstanding capital stock of CCBM;

(j)   the Grantor represents and warrants that until the Collateral Agent’s security interest in the Collateral is terminated by the Collateral Agent, that the Collateral shall at all times constitute not less than 100% of the issued and outstanding capital stock of CCBM. To the extent necessary, the Grantor agrees that it shall not approve or authorize any issuance of capital stock by CCBM if such issuance would reduce the Collateral below the 100% calculation mentioned in the preceding sentence;

(k)   the Grantor represents and warrants that it is a corporation duly organized under the laws of its state of incorporation. As of the date hereof, the Grantor’s mailing address and the location of its principal place of business (if it only has one) or its chief executive office (if it has more than one place of business) is at 1000 Louisiana Street, Suite 1500, Houston, TX 77002. The Grantor also represents and warrants that it has not conducted business under any name during the past five years except the name in which it has executed this Agreement, which is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. The Grantor represents and warrants that its Federal employer identification number is 76-0415919. The Grantor agrees that it will notify the Collateral Agent in writing should the Grantor ever change its name, legal status, or change or obtain a new Federal employer identification number. The Grantor further agrees to notify the Collateral Agent in writing of any change in the Grantor’s mailing address or the location of the Grantor’s principal office; and

(l)   the Grantor represents and warrants that it shall not execute any amendment to or modification of the Securityholders Agreement without first obtaining the prior written consent of the Collateral Agent.

SECTION 5.   Voting Rights. (a) So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right, from time to time, to exercise voting and other consensual rights to give approvals, ratifications and waivers pertaining to the Collateral, and the Collateral Agent upon receiving a written request from the Grantor accompanied by a certificate stating that no Event of Default has occurred will deliver to the Grantor (or as specified in such request) such proxies, approvals, ratifications, waivers and other instruments pertaining to the Collateral as may be specified in such request and be in form and substance satisfactory to the Collateral Agent.

(b)   Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at the Collateral Agent’s option upon written notice to the Grantor (which notice shall be deemed to have been given upon the occurrence of an Event of Default under Section 7.01(e) or (f) of the Credit Agreement), and subject to the terms of the Intercreditor Agreement, to exercise the voting and other consensual rights to give approvals, ratifications and waivers and to take any other action with respect to all the Collateral with the same force and effect as if the Collateral Agent (for the ratable benefit of the Secured Parties) was the absolute and sole owner thereof, and the Grantor’s right to exercise such voting and other consensual rights shall, at the Collateral Agent’s option, cease and become vested in the Collateral Agent.

SECTION 6.   Remedies upon Default. (a)  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise all rights of a secured party under the New York UCC and other applicable law (including the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) transfer the whole or any part of the Collateral into the name of the Collateral Agent or its nominee(s), (ii) sell the Collateral or any part thereof at a broker’s board or on a securities exchange or (iii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Grantor will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor which may be waived, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Grantor agrees that ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes “reasonable authenticated notification of disposition” within the meaning of Section 9-611(b) of the New York UCC (or any successor provision from time to time in effect) with respect to timeliness of notification, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(b)   Subject to the terms of the Intercreditor Agreement, as an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6(b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(c)   The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. If the Collateral Agent deems it advisable to do so for the foregoing or for other reasons, the Collateral Agent is authorized to limit the prospective bidders on or purchasers of any of the Collateral to such a restricted group of purchasers and may cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Securities Act, and may not be disposed of in violation of any provision of the Securities Act, and to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with the Securities Act or any other securities or other laws. The Grantor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Collateral Agent has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. The Grantor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval, or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, the Grantor will execute all applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use its best efforts to secure same. In addition, if the Collateral is disposed of pursuant to Rule 144 under the Securities Act, the Grantor agrees to complete and execute a Form 144, or comparable successor form, at the Collateral Agent’s request; and the Grantor agrees to provide any material adverse information in regard to the current and prospective operations of CCBM of which the Grantor has knowledge and which has not been publicly disclosed, and the Grantor hereby acknowledges that the Grantor’s failure to provide such information may result in criminal and/or civil liability.

(d)   In addition, to the extent permitted by applicable law and subject to the terms of the Intercreditor Agreement, the Grantor hereby unconditionally and irrevocably authorizes and instructs CCBM, upon the occurrence and continuance of an Event of Default, to transfer record ownership of the Collateral to the Secured Parties. Notice of said occurrence and continuance of an Event of Default to CCBM shall be the issuance of a written notification thereof by the Collateral Agent to CCBM.

(e)   Application of Proceeds. All payments received by the Collateral Agent and/or the other Secured Parties hereunder shall be applied by the Secured Parties to payment of the Indebtedness in the following order unless a court of competent jurisdiction shall otherwise direct:

FIRST, to payment of all costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Indebtedness or of any security interest granted to the Collateral Agent for the benefit of the Secured Parties in connection with any collateral securing the Indebtedness;

SECOND, to payment of that portion of the Indebtedness constituting accrued and unpaid interest and fees, to the Collateral Agent and the other Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

THIRD, to payment of the principal outstanding under the Credit Agreement and any amount due by the Grantor to the Secured Parties under Rate Management Transactions (to the extent constituting Indebtedness); and

FOURTH, to payment of any remaining Indebtedness.

(f)   Notwithstanding anything herein to the contrary, the Grantor and the Collateral Agent hereby acknowledge and agree, among themselves and for the benefit of Pinnacle, that (i) insofar and only insofar as the Pinnacle Shares (as defined below) are concerned, each agrees to be bound by the terms of the Securityholders Agreement, (ii) the Collateral Agent shall notify Pinnacle and the nonpledging Shareholder (as defined in the Securityholders Agreement) (using the names and addresses of such parties as provided in Section 9.5 of the Securityholders Agreement) of the date, time and location of any foreclosure upon pledged or encumbered Collateral at least 60 days prior to the foreclosure, (iii) that any notice of foreclosure shall be deemed to be an Involuntary Transfer subject to Section 5.6 of the Securityholders Agreement and (iv) if Pinnacle elects to purchase the shares of common stock of Pinnacle, par value $0.01 per share, held by the Grantor (the “Pinnacle Shares”) pursuant to Section 5.6 of the Securityholders Agreement, the foreclosure shall not include the Pinnacle Shares and the Pinnacle Shares shall be sold and delivered by the Collateral Agent and the Grantor to the Persons entitled to purchase such Pinnacle Shares under Section 5.6 of the Securityholders Agreement in accordance with Section 5.6 of the Securityholders Agreement. If for any reason the pledged Collateral is foreclosed upon, the foreclosure shall be considered an Involuntary Transfer and the provisions of Section 5.6 of the Securityholders Agreement shall govern.

SECTION 7.   Limitation on Duty. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of the Secured Parties or bailee or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any broker or other Secured Party or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if the Collateral Agent takes such action for that purpose as the Grantor shall reasonably request in writing; but no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care.

SECTION 8.   Appointment of the Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Secured Parties may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

SECTION 9.   Revised Article 9. The Grantor hereby confirms that by signing this Agreement, the Grantor has authenticated this Agreement, within the meaning of Section 9 of the New York UCC and Revised Article 9 of the Uniform Commercial Code as now or hereafter in effect in any jurisdiction (“Revised Article 9”). This Agreement shall constitute full authorization in favor of the Collateral Agent to file appropriate financing statements, initial or “in lieu” financing statements, continuation statements, and statements of amendment, with or without the Grantor’s signature, as may be necessary or advisable to perfect and maintain the perfection and priority of the security interest granted to the Secured Parties in this Agreement, including any such filings containing such information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Grantor is an organization, the type of organization and any organization number issued to the Grantor. The Grantor shall furnish such information to the Collateral Agent upon the Collateral Agent’s request. Any such financing statements, continuation statements or amendments may be signed by the Collateral Agent on the Grantor’s behalf. Any such filings by the Collateral Agent may be by delivery of originals or photocopies, by electronic communication, or such other authorized form of communication as may be permitted under then.

SECTION 10.   Expenses. In the event that the Grantor fails to comply with any provisions of the Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any security interest hereunder is thereby diminished or potentially diminished or put at risk, the Collateral Agent may upon reasonable prior notice, but shall not be required to, effect such compliance on behalf of the Grantor, and the Grantor shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be reasonably requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by the Grantor, and if the Grantor fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Grantor’s account therefor, and the Grantor agrees to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which the Grantor may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Collateral Agent in enforcing or protecting any of the rights or remedies under this Agreement, together with interest thereon until paid at the rate equal the then highest rate of interest (including default interest payable pursuant to Section 2.07 of the Credit Agreement) charged on the principal of any of the Indebtedness due under the Credit Agreement plus one percent, shall be additional Indebtedness hereunder and the Grantor agrees to pay all of the foregoing sums promptly on demand.

SECTION 11.   Termination. This Agreement shall terminate upon the satisfaction of all of the following conditions: (a) the payment in full of the Indebtedness, (b) the termination of the Second Lien Credit Agreement (and all obligations of the Lenders thereunder), and (c) the termination of all obligations with respect to Hedging Agreements (to the extent constituting Indebtedness). Upon request of the Grantor, the Collateral Agent shall deliver the remaining Collateral (if any) to the Grantor unless the Discharge of First Lien Obligations has not occurred.

SECTION 12.   Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served to the Grantor, the Collateral

Agent and/or CCBM shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Credit Agreement.

SECTION 13.   Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 14.   Waivers. No course of dealing on the part of the Collateral Agent or the other Secured Parties, their officers, employees, consultants or agents, nor any failure or delay by the Collateral Agent or the other Secured Parties with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

SECTION 15.   Cumulative Rights. The rights and remedies of the Collateral Agent and the other Secured Parties under this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

SECTION 16.   Titles of Sections. All titles or headings to sections of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

SECTION 17.   Governing Law. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 18.   Successors and Assigns. All covenants and agreements made by or on behalf of the Grantor in this Agreement shall bind the Grantor’s successors and assigns and shall inure to the benefit of the Collateral Agent, the other Secured Parties and their successors and assigns. This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferable with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Collateral Agent or the other Secured Parties of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Collateral Agent and the other Secured Parties under this Agreement. The Grantor specifically agrees that upon any transfer of the Indebtedness, the Collateral Agent or the other Secured Parties may transfer and deliver the Collateral to the transferee of such Indebtedness and the Collateral shall secure any and all of the Indebtedness in favor of such a transferee, that such transfer of the Collateral shall not affect the priority and ranking thereof, and that the Collateral shall secure with retroactive rank the then existing Indebtedness of the Grantor to the transferee and any and all Indebtedness thereafter arising. After any such transfer has taken place, the Collateral Agent or the other Secured Parties shall be fully discharged from any and all future liability and responsibility to the

Grantor with respect to the Collateral and the transferee thereafter shall be vested with all the powers, rights and duties with respect to the Collateral.

SECTION 19.   Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

SECTION 20.   INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE ENCUMBRANCE AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 21.   Custody of Collateral. The Collateral Agent hereby acknowledges that the First Lien Collateral Agent has physical possession of the Stock Certificate and that the Collateral Agent has appointed the First Lien Collateral Agent to act as gratuitous bailee for the Collateral Agent, to hold the Stock Certificate on its behalf pursuant to the Intercreditor Agreement and further acknowledges and agrees that this Agreement shall in all respects be subject to the terms and conditions contained in the Intercreditor Agreement.

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed as of the date first above written.

GRANTOR

CARRIZO OIL & GAS, INC.,

by:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Chief Financial Officer

AGENT:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by:	/s/ James Morgan
Name: James Morgan
Title: Managing Director

by:	/s/ Denise L. Alvarez
Name: Denise L. Alvarez
Title: Associate